Exhibit 1.01
Pitney Bowes Inc. Conflict Minerals Report
(as required by Item 1.01 and 1.02 of Form SD)

Pitney Bowes Inc. (“Pitney Bowes,” “we,” “us,” “our,” or the “Company”) submits this report pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934 and adopted by the Securities and Exchange Commission pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”). This report describes the inquiry the Company undertook to obtain information from internal and external sources to ascertain whether any Pitney Bowes product contains tantalum, tin, tungsten, or gold (“Conflict Minerals” or “3TG”) that originated in the Democratic Republic of the Congo or adjoining countries, as defined in the Act (collectively, the “Covered Countries”), and the due diligence Pitney Bowes conducted on the source and chain of custody of such minerals. This report covers parts and products manufactured or contracted to manufacture by the Company in the 2022 calendar year. Based on our inquiry, we have found that Conflict Minerals are necessary to the functionality or production of some of our products manufactured or contracted to manufacture in 2022.
Based on our due diligence for these 2022 products, our suppliers identified a total of 328 potential eligible smelters or refiners in their supply chains that are also identified as smelters or refiners of 3TG in the Smelter Reference List of the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“Template”). For a list of these reported entities, please refer to Appendix A.

•221 of these 328 smelters, or 67.5%, are listed as conformant with the Responsible Minerals Assurance Process (“RMAP”) as of April 2023 – listed in Appendix A as “Conformant”
•8 of these 328 smelters, or 2.5%, are listed as active with RMAP as of April 2023 – listed in Appendix A as “Active”
•99 of these 328 smelters are not listed as conformant or active with RMAP as of April 2023 – listed in Appendix A as “Neither Conformant nor Active”
Reasonable Country of Origin Inquiry
We conducted a reasonable country of origin inquiry (“RCOI”) to determine whether any of the necessary Conflict Minerals in our products originated in the Covered Countries or were from recycled or scrap sources. To make this determination, we focused on engaging our direct suppliers to identify the smelters and refiners of necessary Conflict Minerals that may have been contained in our products and that are recognized by the RMI to be processors of Conflict Minerals, and reviewing available information on the sourcing of Conflict Minerals by these smelters and refiners.

As a downstream company, we are several levels removed from mining minerals. We did not buy any minerals directly from mines, smelters, or refiners for use in these 2022 products. As a member of the RMI in 2021, Pitney Bowes had access to the RMI’s RCOI data, which we used for this reporting period to identify the potential countries of origin of 3TG processed by smelters or refiners reported by our Surveyed Suppliers (defined below). For a list of these potential countries of origin, please refer to Appendix B.
Many of the Surveyed Suppliers identified all of the smelters and refiners potentially associated with all of their product offerings and did not always limit the information provided to products supplied to Pitney Bowes. Thus, Pitney Bowes is unable to confirm whether necessary 3TG metals contained in our products in fact originated in any of these countries.
Thirty-nine (39) smelters or refiners were identified by RCOI data as potentially sourcing directly or indirectly from the Covered Countries. We carried out our own due diligence and confirmed that all of these smelters or refiners are conformant with RMAP as of April 2023.

Pitney Bowes recognizes that the intent of the Rule is not to stop commercial ties with smelters and refiners sourcing Conflict Minerals from the DRC or adjoining countries, but to ensure that these minerals are being responsibly sourced and are not directly or indirectly financing or benefitting armed groups in those countries. We are satisfied that the status of “Conformant” provides reasonable and adequate evidence of responsible sourcing.

Our due diligence activities are further described in this report.

1. Pitney Bowes Design of Due Diligence
A. Due Diligence Framework
We designed our due diligence to conform, in all material respects, with the framework set out in the “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” and related Supplements on Tin, Tantalum and Tungsten and on Gold (“OECD Guidance”), published by the Organisation for Economic Cooperation and Development (the “OECD”). Since Pitney Bowes does not buy Conflict Minerals directly from mines, smelters or refiners, we must rely on our suppliers to provide us with information regarding the source of the Conflict Minerals contained in the products and parts those suppliers provide to us. Our direct suppliers are similarly reliant upon information provided by their suppliers. Accordingly, we have designed our due diligence to leverage the due diligence tools developed by RMI, including a supplier survey based on the Template, which is designed to help companies identify the smelters and refiners that process the Conflict Minerals in a company’s supply chain. We have incorporated the following five-step, risk-based approach to 3TG due diligence based on OECD Guidance into the design of our Conflict Minerals due diligence program:

•	establish and maintain appropriate internal management systems to identify and manage the 3TG in our global supply chain;

•	identify and assess any risks associated with the use of 3TG in our supply chain by obtaining and evaluating 3TG sourcing information from suppliers;

•	design and implement a strategy to respond to 3TG risks in our supply chain;

•	support independent auditing of smelter and refiner due diligence practices; and

•	report publicly on supply chain due diligence.

B. Scope of Due Diligence
In order to determine if products manufactured or contracted to manufacture by Pitney Bowes contain 3TG sourced from Covered Countries, we sought out industry best practices, reviewed current guidance from various associations such as the OECD and the Information Technology Industry Council (“ITI”), and attended industry association meetings to assess how other multinational corporations approach Conflict Minerals compliance.
Working with outside consultants, we developed a Conflict Minerals survey based on the Template and guidance from the RMI and ITI. We identified the suppliers involved in the supply chain of the products we manufacture or contracted to manufacture for consideration for the survey and then removed from consideration for the survey any suppliers that either do not contain tin, tantalum, tungsten or gold, or otherwise supplied equipment that is outside the scope of the Rule. We sent the Conflict Minerals survey to the 51 remaining suppliers (the “Surveyed Suppliers”). We asked the Surveyed Suppliers to respond with certain information, including their Conflict Minerals policies, usage of 3TG, the smelters and refiners of Conflict Minerals in their supply chains, and the country of origin of the 3TG they used.
The Surveyed Suppliers who completed the survey were asked to attest to the accuracy of their survey responses. The Product Compliance Team (defined below) monitored supplier responses to our surveys and contacted the Surveyed Suppliers who submitted incomplete responses or who failed to respond. We requested updated submittals from the Surveyed Suppliers that submitted responses with a less than 75% response rate from their supply chain and suppliers that listed smelters with inaccurate information. Data received from Surveyed Suppliers in 2021 and updated by our Procurement department in 2022 has been included in this report because our product list did not materially change in 2022.
We collected and tracked the survey responses in our product compliance database for consolidation, validation, and further analysis. We also generated periodic status reports to track and review our progress in data collection and evaluate which suppliers needed additional help in completing the survey.
At the end of 2022 we completed a round of further verification focused on the 10 suppliers using smelters identified in 2021 as “non-conformant”. We asked the suppliers to confirm if they were still using these smelters and if these smelters were still “non-conformant”. We also conducted further diligence using publicly available information about these smelters to identify possible concerns or areas of improvement.

C. Due Diligence Results for Pitney Bowes 2022 Products
Based on our due diligence, we determined that Conflict Minerals were necessary to the functionality or production of various products from our hardware product offerings list, which includes a varied array of equipment that processes direct mail and/or enables transactional mail management and analytics that we manufactured or contracted to manufacture in 2022.
Some examples of these products include: postage meters, low-/medium-/high-volume mailing systems that can weigh, seal and apply postage to envelopes; inserters; folders; mail openers; tabbers; scales; printers; accessories; and peripherals.
D. Pitney Bowes Conflict Minerals Disclosure Posting
We have made public our activities related to Conflict Minerals in our Environmental, Social, and Governance (ESG) Report and have posted this Conflict Minerals Report to our website (Pitney Bowes Environmental, Social, and Governance).1

2. Pitney Bowes Due Diligence Measures Undertaken for 2022 Products
In an effort to continue to identify and mitigate any risk that the use of 3TG in our products going forward may benefit armed groups in the Covered Countries, we have incorporated the relevant aspects of the OECD Guidance (as summarized in the sections that follow) into our risk management program for product stewardship requirements (including Conflict Minerals).
A. Development of an Internal, Strong Management System.
1. High level management oversight
In order to provide effective management support for, and high level escalation of issues relating to, the Company’s overall supply chain due diligence efforts (inclusive of Conflict Minerals), we formed two cross-functional teams: the Environmental Product Compliance Team (the “Product Compliance Team”) and the Environmental Committee (the “Environmental Committee”).
The Product Compliance Team is comprised of representatives from Procurement, Supply Chain, Quality, Engineering, Environmental Health and Safety (“EHS”), and Global Product Line Management and other support groups. This team is responsible for assisting the Company in meeting the requirements of global product-compliance regulations.
The Environmental Committee is comprised of a group of cross-functional leaders from Procurement, Supply Chain, Quality, Engineering, EHS, Legal, and Global Product Line Management, and oversees the work of the Product Compliance Team. The Environmental Committee is tasked with providing guidance regarding environmental product compliance, authorizing the financial and human resources needed for product compliance, and enforcing corrective action measures within Company operations and within our supply chain. Members of the Environmental Committee report potential issues and company risks to the Company’s senior executives, as well as in connection with the Enterprise Risk Management review process.
2. Pitney Bowes Conflict Minerals policy and procedures
We established a conflict minerals policy to guide our communications with and expectations for suppliers regarding Conflict Minerals. It is the Company’s goal that we will not knowingly manufacture or contract to manufacture products that include Conflict Minerals that originate from the Covered Countries, unless they were processed by smelters and refiners that are certified as conformant with the RMAP or an equivalent cross-recognized standard or came from recycled or scrap sources. We communicated our expectation that our Surveyed Suppliers source products, parts and components from socially responsible sources and conduct reasonable due diligence on their supply chains in an effort to assure that Conflict Minerals are not knowingly sourced from the Covered Countries unless they were processed by smelters and refiners that are conformant with the RMAP or came from recycled or scrap sources.

We adopted and periodically review certain procedures and maintain the following steps regarding our use of 3TG:
1 References to our website and information available through this website are not incorporated by reference herein unless otherwise noted.

•	Our Supplier Code of Conduct describes our Conflict Minerals and other product compliance requirements;

•	Our engineering standards and specifications include requirements to specify that suppliers must meet Section 1502(e)(4) of the Dodd Frank Act;

•	Our Quality Assurance audit templates include supplier requirements with respect to products containing 3TG;

•	Incorporated consideration of Conflict Mineral issues within the Pitney Bowes Product Review Process;

•	Periodically update and distribute to all suppliers our contractual language regarding certification that 3TG from Covered Countries is conflict free or came from recycled or scrap sources;

•	Annually publish Conflict Minerals information on our website and in our ESG Report;

•	Include Conflict Minerals in Enterprise Risk Management meetings to ensure regular review by our management;

•	Include review of Conflict Minerals supply chain data and related processes in the Company’s standardized environmental compliance reviews of key suppliers;

•	Complete training classes through our learning management system and via video-conference and in person classes in order to educated relevant employees, where necessary;

•	Educate Suppliers and other partners regarding Conflict Minerals during business reviews, where necessary;
•	Require Surveyed Suppliers to complete surveys with the goal of identifying the smelters and refineries used to process Conflict Minerals in their supply chain;

•	Maintain internal policies, written procedures, tools and training to ensure effective implementation of our Conflict Minerals management program;

•	Track and report supplier data in a product compliance information database; and

•	Manage a supplier escalation protocol to ensure consistent and thorough management of unresponsive suppliers when needed – this protocol documents our supplier engagement and how we interact with unresponsive suppliers or suppliers who provide incomplete, questionable, or indeterminable information.

In addition, Pitney Bowes obtained country of origin data from RMI in 2021 and reviewed RMI data in 2022 to confirm the conformant and active status of smelters identified by the Surveyed Suppliers.
3. Pitney Bowes system of controls and transparency over the 3TG supply chain
As part of the Company’s broader requirement that our suppliers provide us with accurate and complete information relating to the sources of all substances contained in any product, part or component they provide to us, we required that Surveyed Suppliers provide us with information on Conflict Minerals contained in such products, parts, or components.
Surveyed Suppliers who failed to respond to our request for data were subject to additional evaluation to determine whether further engagement or escalation was necessary.
4. Pitney Bowes engagement with suppliers
The Company has multiple methods to encourage our suppliers to commit to our policies requiring responsible supplier operations. We have communicated our Conflict Minerals requirements to our Suppliers and other product stewardship requirements, as applicable, to our global supply chain. In connection with our data collection efforts, we have explained to our Suppliers our requirement that they conduct their operations as socially responsible suppliers. In addition, we have revised our supplier form contract language to include compliance with our Conflict Minerals efforts. Our supplier contracts have long contained provisions giving us the right to conduct unannounced visits to supplier sites and to request documentation to confirm the supplier’s compliance with our policies and contractual requirements. Our Surveyed Suppliers have received information regarding Conflict Minerals requirements and completion of our product compliance database.

5. Pitney Bowes Company-level grievance mechanism
For many years, Pitney Bowes has maintained an Ethics Help Line which is available toll-free, 24 hours a day, seven days a week. The Ethics Help Line is operated by an outside firm and enables employees, clients and others to make inquiries and report concerns about potential violations of Company policy or the law, in many languages, without fear of retaliation. Anyone can contact the Ethics Help Line to report any concerns about Conflict Minerals that may be contained in our products.
B. Identification and Assessment of Risk in Our Supply Chain.
The Company continues its program of conducting supply chain due diligence and risk assessment on supplier sources of 3TGs as described above in Section 1 (Pitney Bowes Design of Due Diligence).
C. Strategy for Responding to Identified Risks in Our 3TG Supply Chain.
As described above, the Product Compliance Team monitored supplier responses to our surveys and contacted Surveyed Suppliers who submitted incomplete responses or who failed to respond so that we could understand what was preventing them from submitting a full and final attestation regarding their product line. The Product Compliance Team also reviewed the data from the product compliance database to determine which Surveyed Suppliers had data gaps, had raised questions or had not been responsive. Any Surveyed Suppliers that were considered non-responsive or higher risk were escalated to designated internal teams and management for further evaluation as they were identified.
We also reported the findings and information gathered through our inquiry and due diligence to Pitney Bowes senior management.

D. Support for Independent Third-party Audits of Supply Chain Due Diligence

Since we do not have direct relationships with smelters or refiners, we did not perform direct audits of these entities’ supply chains of Conflict Minerals. However, we supported the development and implementation of smelter and refinery sourcing audits conducted by independent third parties and industry groups, such as the RMI’s RMAP, through our conflict minerals policy and expectations regarding responsible sourcing of minerals from the Covered Countries.

3. Future Actions to Further Minimize Any Risk of Conflict Minerals Benefitting Armed Groups
The Company will continue to request information from our supply chain in order to meet the requirements of the Rule. Where there is reason to believe that a supplier is not adopting a Conflict Minerals policy or providing the necessary data to us, we will work with the supplier to address the issue. In the event of continued supplier deficiencies, we will consider appropriate measures including, if appropriate, termination of our relationship with a supplier.

Appendix A

List of Smelters / Refiners Identified by the Surveyed Suppliers

The following list provides the name, location and status of smelters and refiners identified by the Surveyed Suppliers. Pitney Bowes is unable to confirm that any or all smelters and refiners in this list processed the necessary 3TG metals contained in our products, since a number of the Surveyed Suppliers identified all smelters and refiners in their total supply chain and did not limit their responses to the specific products supplied to Pitney Bowes.

Smelter and refiner names and locations were drawn from the Smelter Reference List in the latest version of the Template. The list of smelters and refiners is based on the most recent information provided by Surveyed Suppliers to the Company. The status of these smelters and refiners is based on the Responsible Minerals Initiative (“RMI”) data as of April 2023. “Conformant” means listed by RMI as conformant with RMAP assessment protocols; “Active” means listed by RMI as having committed to undergo an audit or as participating in a similar assessment program such as the London Bullion Market Association Responsible Gold Certification or the Responsible Jewelry Council’s Chain-of-Custody Certification. Smelters and refiners designated as “Neither Conformant nor Active,” are not currently listed as active or conformant with RMAP assessment protocols. Entities that are no longer recognized as smelters or refiners are not included in the reference list below (for example, if they are no longer included in the Smelter Reference List of RMI’s Template based on RMI’s determination that the entity did not actually engage in smelting or refining activities or if we or RMI believe they are no longer in operation).

Metal	Smelter ID	Smelter Name	RMI Program Audit Status 2023
Gold	CID002763	8853 S.p.A.	Neither Conformant nor Active
Gold	CID000015	Advanced Chemical Company	Conformant
Gold	CID003185	African Gold Refinery	Neither Conformant nor Active
Gold	CID000019	Aida Chemical Industries Co., Ltd.	Conformant
Gold	CID002560	Al Etihad Gold Refinery DMCC	Conformant
Gold	CID003500	Alexy Metals	Active
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	Conformant
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	Conformant
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	Conformant
Gold	CID000077	Argor-Heraeus S.A.	Conformant
Gold	CID000082	Asahi Pretec Corp.	Conformant
Gold	CID000924	Asahi Refining Canada Ltd.	Conformant
Gold	CID000920	Asahi Refining USA Inc.	Conformant
Gold	CID000090	Asaka Riken Co., Ltd.	Conformant
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Neither Conformant nor Active
Gold	CID002850	AU Traders and Refiners	Neither Conformant nor Active
Gold	CID003461	Augmont Enterprises Private Limited	Active
Gold	CID000113	Aurubis AG	Conformant
Gold	CID002863	Bangalore Refinery	Conformant
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Conformant
Gold	CID000157	Boliden AB	Conformant
Gold	CID000176	C. Hafner GmbH + Co. KG	Conformant
Gold	CID003421	C.I Metales Procesados Industriales SAS	Active
Gold	CID000180	Caridad	Neither Conformant nor Active
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	Conformant
Gold	CID000189	Cendres + Metaux S.A.	Neither Conformant nor Active
Gold	CID003382	CGR Metalloys Pvt Ltd.	Neither Conformant nor Active
Gold	CID000233	Chimet S.p.A.	Conformant

Gold	CID000264	Chugai Mining	Conformant
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	Neither Conformant nor Active
Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	Neither Conformant nor Active
Gold	CID003348	Dijllah Gold Refinery FZC	Neither Conformant nor Active
Gold	CID000362	DODUCO Contacts and Refining GmbH	Neither Conformant nor Active
Gold	CID000401	Dowa	Conformant
Gold	CID000359	DSC (Do Sung Corporation)	Conformant
Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	Conformant
Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	Conformant
Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	Conformant
Gold	CID003487	Emerald Jewel Industry India Limited (Unit 1)	Neither Conformant nor Active
Gold	CID003488	Emerald Jewel Industry India Limited (Unit 2)	Neither Conformant nor Active
Gold	CID003489	Emerald Jewel Industry India Limited (Unit 3)	Neither Conformant nor Active
Gold	CID003490	Emerald Jewel Industry India Limited (Unit 4)	Neither Conformant nor Active
Gold	CID002561	Emirates Gold DMCC	Conformant
Gold	CID002584	Fujairah Gold FZC	Neither Conformant nor Active
Gold	CID002852	GCC Gujrat Gold Centre Pvt. Ltd.	Active
Gold	CID002459	Geib Refining Corporation	Conformant
Gold	CID003186	Gold Coast Refinery	Neither Conformant nor Active
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	Conformant
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	Neither Conformant nor Active
Gold	CID002312	Guangdong Jinding Gold Limited	Neither Conformant nor Active
Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Neither Conformant nor Active
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	Neither Conformant nor Active
Gold	CID000694	Heimerle + Meule GmbH	Conformant
Gold	CID000711	Heraeus Germany GmbH Co. KG	Conformant
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	Conformant
Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	Neither Conformant nor Active
Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	Neither Conformant nor Active
Gold	CID000778	HwaSeong CJ CO., LTD.	Neither Conformant nor Active
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Conformant
Gold	CID002562	International Precious Metal Refiners	Neither Conformant nor Active
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	Conformant
Gold	CID000814	Istanbul Gold Refinery	Conformant
Gold	CID002765	Italpreziosi	Conformant
Gold	CID002893	JALAN & Company	Neither Conformant nor Active
Gold	CID000823	Japan Mint	Conformant
Gold	CID000855	Jiangxi Copper Co., Ltd.	Conformant
Gold	CID000493	JSC Novosibirsk Refinery	Neither Conformant nor Active
Gold	CID000929	JSC Uralelectromed	Neither Conformant nor Active
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	Conformant
Gold	CID003497	K.A. Rasmussen	Neither Conformant nor Active
Gold	CID000956	Kazakhmys Smelting LLC	Neither Conformant nor Active
Gold	CID000957	Kazzinc	Conformant
Gold	CID000969	Kennecott Utah Copper LLC	Conformant
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	Conformant
Gold	CID000981	Kojima Chemicals Co., Ltd.	Conformant
Gold	CID002605	Korea Zinc Co., Ltd.	Conformant

Gold	CID003463	Kundan Care Products Ltd.	Neither Conformant nor Active
Gold	CID001029	Kyrgyzaltyn JSC	Neither Conformant nor Active
Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	Neither Conformant nor Active
Gold	CID001056	Lingbao Gold Co., Ltd.	Neither Conformant nor Active
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Neither Conformant nor Active
Gold	CID002762	L'Orfebre S.A.	Conformant
Gold	CID001078	LS-NIKKO Copper Inc.	Conformant
Gold	CID000689	LT Metal Ltd.	Conformant
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Neither Conformant nor Active
Gold	CID002606	Marsam Metals	Neither Conformant nor Active
Gold	CID001113	Materion	Conformant
Gold	CID001119	Matsuda Sangyo Co., Ltd.	Conformant
Gold	CID003548	MD Overseas	Neither Conformant nor Active
Gold	CID003575	Metal Concentrators SA (Pty) Ltd.	Conformant
Gold	CID003557	Metallix Refining Inc.	Neither Conformant nor Active
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	Conformant
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	Conformant
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	Conformant
Gold	CID001153	Metalor Technologies S.A.	Conformant
Gold	CID001157	Metalor USA Refining Corporation	Conformant
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	Conformant
Gold	CID001188	Mitsubishi Materials Corporation	Conformant
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	Conformant
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	Conformant
Gold	CID002282	Morris and Watson	Neither Conformant nor Active
Gold	CID001204	Moscow Special Alloys Processing Plant	Neither Conformant nor Active
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	Conformant
Gold	CID001236	Navoi Mining and Metallurgical Combinat	Conformant
Gold	CID003189	NH Recytech Company	Conformant
Gold	CID001259	Nihon Material Co., Ltd.	Conformant
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Conformant
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	Conformant
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Neither Conformant nor Active
Gold	CID001352	PAMP S.A.	Conformant
Gold	CID002872	Pease & Curren	Neither Conformant nor Active
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	Neither Conformant nor Active
Gold	CID002919	Planta Recuperadora de Metales SpA	Conformant
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	Neither Conformant nor Active
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	Conformant
Gold	CID001498	PX Precinox S.A.	Conformant
Gold	CID003324	QG Refining, LLC	Neither Conformant nor Active
Gold	CID001512	Rand Refinery (Pty) Ltd.	Conformant
Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	Neither Conformant nor Active
Gold	CID002582	REMONDIS PMR B.V.	Conformant
Gold	CID001534	Royal Canadian Mint	Conformant
Gold	CID002761	SAAMP	Conformant
Gold	CID001546	Sabin Metal Corp.	Neither Conformant nor Active

Gold	CID002973	Safimet S.p.A	Neither Conformant nor Active
Gold	CID002290	SAFINA A.S.	Conformant
Gold	CID002853	Sai Refinery	Neither Conformant nor Active
Gold	CID001555	Samduck Precious Metals	Neither Conformant nor Active
Gold	CID001562	Samwon Metals Corp.	Neither Conformant nor Active
Gold	CID003529	Sancus ZFS (L’Orfebre, SA)	Conformant
Gold	CID002777	SAXONIA Edelmetalle GmbH	Neither Conformant nor Active
Gold	CID003540	Sellem Industries Ltd.	Neither Conformant nor Active
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	Conformant
Gold	CID001916	Shandong Gold Smelting Co., Ltd.	Conformant
Gold	CID002525	Shandong Humon Smelting Co., Ltd.	Neither Conformant nor Active
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Neither Conformant nor Active
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Conformant
Gold	CID002527	Shenzhen Zhonghenglong Real Industry Co., Ltd.	Neither Conformant nor Active
Gold	CID002588	Shirpur Gold Refinery Ltd.	Neither Conformant nor Active
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	Conformant
Gold	CID002516	Singway Technology Co., Ltd.	Neither Conformant nor Active
Gold	CID001810	Smelter not listed*	Neither Conformant nor Active
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	Neither Conformant nor Active
Gold	CID001761	Solar Applied Materials Technology Corp.	Conformant
Gold	CID003383	Sovereign Metals	Neither Conformant nor Active
Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	Neither Conformant nor Active
Gold	CID002567	Sudan Gold Refinery	Neither Conformant nor Active
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	Conformant
Gold	CID002918	SungEel HiMetal Co., Ltd.	Conformant
Gold	CID002580	T.C.A S.p.A	Conformant
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	Conformant
Gold	CID001938	Tokuriki Honten Co., Ltd.	Conformant
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	Neither Conformant nor Active
Gold	CID002615	TOO Tau-Ken-Altyn	Conformant
Gold	CID001955	Torecom	Conformant
Gold	CID002314	Umicore Precious Metals Thailand	Neither Conformant nor Active
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	Conformant
Gold	CID001993	United Precious Metal Refining, Inc.	Conformant
Gold	CID002003	Valcambi S.A.	Conformant
Gold	CID003617	Value Trading	Neither Conformant nor Active
Gold	CID003615	WEEEREFINING	Active
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	Conformant
Gold	CID002778	WIELAND Edelmetalle GmbH	Conformant
Gold	CID002100	Yamakin Co., Ltd.	Conformant
Gold	CID002129	Yokohama Metal Co., Ltd.	Conformant
Gold	CID000197	Yunnan Copper Industry Co., Ltd.	Neither Conformant nor Active
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Conformant
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	Conformant
Tantalum	CID002504	D Block Metals, LLC	Conformant
Tantalum	CID000456	Exotech Inc.	Neither Conformant nor Active
Tantalum	CID000460	F&X Electro-Materials Ltd.	Conformant
Tantalum	CID002505	FIR Metals & Resource Ltd.	Conformant

Tantalum	CID002558	Global Advanced Metals Aizu	Conformant
Tantalum	CID002557	Global Advanced Metals Boyertown	Conformant
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	Conformant
Tantalum	CID002548	H.C. Starck Inc.	Conformant
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	Conformant
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Conformant
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	Conformant
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Conformant
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	Conformant
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Conformant
Tantalum	CID002539	KEMET de Mexico	Conformant
Tantalum	CID001076	LSM Brasil S.A.	Conformant
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	Conformant
Tantalum	CID001175	Mineracao Taboca S.A.	Conformant
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	Conformant
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	Conformant
Tantalum	CID001200	NPM Silmet AS	Conformant
Tantalum	CID001508	QuantumClean	Conformant
Tantalum	CID002707	Resind Industria e Comercio Ltda.	Conformant
Tantalum	CID001769	Solikamsk Magnesium Works OAO	Neither Conformant nor Active
Tantalum	CID001869	Taki Chemical Co., Ltd.	Conformant
Tantalum	CID002544	TANIOBIS Co., Ltd.	Conformant
Tantalum	CID002545	TANIOBIS GmbH	Conformant
Tantalum	CID002549	TANIOBIS Japan Co., Ltd.	Conformant
Tantalum	CID002550	TANIOBIS Smelting GmbH & Co. KG	Conformant
Tantalum	CID001891	Telex Metals	Conformant
Tantalum	CID001969	Ulba Metallurgical Plant JSC	Conformant
Tantalum	CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	Conformant
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	Conformant
Tantalum	CID003583	Yancheng Jinye New Material Technology Co., Ltd.	Conformant
Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	Conformant
Tin	CID000292	Alpha	Conformant
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	Neither Conformant nor Active
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Conformant
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	Conformant
Tin	CID001070	China Tin Group Co., Ltd.	Conformant
Tin	CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Conformant
Tin	CID003524	CRM Synergies	Conformant
Tin	CID002455	CV Venus Inti Perkasa	Conformant
Tin	CID000402	Dowa	Conformant
Tin	CID000438	EM Vinto	Conformant
Tin	CID000448	Estanho de Rondonia S.A.	Conformant
Tin	CID003582	Fabrica Auricchio Industria e Comercio Ltda.	Conformant
Tin	CID000468	Fenix Metals	Conformant
Tin	CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	Neither Conformant nor Active
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	Neither Conformant nor Active
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Conformant

Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Neither Conformant nor Active
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	Neither Conformant nor Active
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Conformant
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	Conformant
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	Conformant
Tin	CID003387	Luna Smelter, Ltd.	Conformant
Tin	CID003379	Ma'anshan Weitai Tin Co., Ltd.	Conformant
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	Conformant
Tin	CID001105	Malaysia Smelting Corporation (MSC)	Conformant
Tin	CID002500	Melt Metais e Ligas S.A.	Neither Conformant nor Active
Tin	CID001142	Metallic Resources, Inc.	Conformant
Tin	CID002773	Metallo Belgium N.V.	Conformant
Tin	CID002774	Metallo Spain S.L.U.	Conformant
Tin	CID001173	Mineracao Taboca S.A.	Conformant
Tin	CID001182	Minsur	Conformant
Tin	CID001191	Mitsubishi Materials Corporation	Conformant
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Neither Conformant nor Active
Tin	CID001305	Novosibirsk Processing Plant Ltd.	Neither Conformant nor Active
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	Conformant
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	Conformant
Tin	CID001337	Operaciones Metalurgicas S.A.	Conformant
Tin	CID003208	Pongpipat Company Limited	Neither Conformant nor Active
Tin	CID000309	PT Aries Kencana Sejahtera	Conformant
Tin	CID001399	PT Artha Cipta Langgeng	Conformant
Tin	CID002503	PT ATD Makmur Mandiri Jaya	Conformant
Tin	CID001402	PT Babel Inti Perkasa	Conformant
Tin	CID001406	PT Babel Surya Alam Lestari	Conformant
Tin	CID003205	PT Bangka Serumpun	Conformant
Tin	CID001421	PT Belitung Industri Sejahtera	Active
Tin	CID001428	PT Bukit Timah	Conformant
Tin	CID002696	PT Cipta Persada Mulia	Conformant
Tin	CID003380	PT Masbro Alam Stania	Neither Conformant nor Active
Tin	CID002835	PT Menara Cipta Mulia	Conformant
Tin	CID001453	PT Mitra Stania Prima	Conformant
Tin	CID003449	PT Mitra Sukses Globalindo	Conformant
Tin	CID001457	PT Panca Mega Persada	Neither Conformant nor Active
Tin	CID001458	PT Prima Timah Utama	Conformant
Tin	CID003381	PT Rajawali Rimba Perkasa	Conformant
Tin	CID001460	PT Refined Bangka Tin	Conformant
Tin	CID001463	PT Sariwiguna Binasentosa	Conformant
Tin	CID001468	PT Stanindo Inti Perkasa	Conformant
Tin	CID001486	PT Timah Nusantara	Active
Tin	CID001477	PT Timah Tbk Kundur	Conformant
Tin	CID001482	PT Timah Tbk Mentok	Conformant
Tin	CID001490	PT Tinindo Inter Nusa	Neither Conformant nor Active
Tin	CID002478	PT Tirus Putra Mandiri	Neither Conformant nor Active
Tin	CID001493	PT Tommy Utama	Conformant
Tin	CID002706	Resind Industria e Comercio Ltda.	Conformant

Tin	CID001539	Rui Da Hung	Conformant
Tin	CID002816	Smelter not listed*	Conformant
Tin	CID001758	Soft Metais Ltda.	Neither Conformant nor Active
Tin	CID002756	Super Ligas	Active
Tin	CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.	Conformant
Tin	CID001898	Thaisarco	Conformant
Tin	CID003325	Tin Technology & Refining	Conformant
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Neither Conformant nor Active
Tin	CID002015	VQB Mineral and Trading Group JSC	Neither Conformant nor Active
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	Conformant
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Conformant
Tin	CID002180	Yunnan Tin Company Limited	Conformant
Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Neither Conformant nor Active
Tungsten	CID000004	A.L.M.T. Corp.	Conformant
Tungsten	CID002833	ACL Metais Eireli	Neither Conformant nor Active
Tungsten	CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Neither Conformant nor Active
Tungsten	CID003553	Artek LLC	Neither Conformant nor Active
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	Conformant
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	Conformant
Tungsten	CID002641	China Molybdenum Tungsten Co., Ltd.	Conformant
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	Conformant
Tungsten	CID000281	CNMC (Guangxi) PGMA Co., Ltd.	Neither Conformant nor Active
Tungsten	CID003468	Cronimet Brasil Ltda	Conformant
Tungsten	CID003401	Fujian Ganmin RareMetal Co., Ltd.	Conformant
Tungsten	CID003609	Fujian Xinlu Tungsten	Conformant
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	Conformant
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	Conformant
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Conformant
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	Conformant
Tungsten	CID003417	GEM Co., Ltd.	Conformant
Tungsten	CID000568	Global Tungsten & Powders Corp.	Conformant
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	Conformant
Tungsten	CID002541	H.C. Starck Tungsten GmbH	Conformant
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	Conformant
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	Conformant
Tungsten	CID002649	Hydrometallurg, JSC	Neither Conformant nor Active
Tungsten	CID000825	Japan New Metals Co., Ltd.	Conformant
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Conformant
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	Conformant
Tungsten	CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Neither Conformant nor Active
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Conformant
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Conformant
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	Conformant
Tungsten	CID003408	JSC "Kirovgrad Hard Alloys Plant"	Neither Conformant nor Active
Tungsten	CID000966	Kennametal Fallon	Conformant
Tungsten	CID000105	Kennametal Huntsville	Conformant
Tungsten	CID003388	KGETS Co., Ltd.	Conformant
Tungsten	CID003407	Lianyou Metals Co., Ltd.	Conformant

Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	Conformant
Tungsten	CID002543	Masan High-Tech Materials	Conformant
Tungsten	CID002845	Moliren Ltd.	Neither Conformant nor Active
Tungsten	CID002589	Niagara Refining LLC	Conformant
Tungsten	CID003416	NPP Tyazhmetprom LLC	Neither Conformant nor Active
Tungsten	CID003614	OOO “Technolom” 1	Neither Conformant nor Active
Tungsten	CID003612	OOO “Technolom” 2	Neither Conformant nor Active
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	Conformant
Tungsten	CID002542	TANIOBIS Smelting GmbH & Co. KG	Conformant
Tungsten	CID002724	Unecha Refractory metals plant	Neither Conformant nor Active
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	Conformant
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	Conformant
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	Conformant
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Conformant

APPENDIX B

Countries of Origin

Based on the Responsible Minerals Initiative’s data as of December 2021, potential countries of origin for 3TG processed by smelters or refiners may include (but are not necessarily limited to):

Andorra
Angola
Antigua and Barbuda
Argentina
Armenia
Australia
Austria
Azerbaijan
Bahamas
Bangladesh
Barbados
Belarus
Belgium
Benin
Bolivia
Botswana
Brazil
Bulgaria
Burkina Faso
Burundi
Canada
Cayman Islands
Chile
China
Colombia
Congo, Democratic Republic of the
Costa Rica
Cote d'Ivoire
Croatia
Cuba
Curacao
Cyprus
Czechia
Denmark
Dominica
Dominican Republic
Ecuador
Egypt
El Salvador
Eritrea
Estonia

Ethiopia
Fiji
Finland
France
French Guiana
Gabon
Georgia
Germany
Ghana
Greece
Grenada
Guatemala
Guernsey
Guinea
Guyana
Honduras
Hong Kong
Hungary
India
Indonesia
Ireland
Israel
Italy
Japan
Jordan
Kazakhstan
Kenya
Krygyzstan
Laos
Latvia
Lebanon
Liberia
Libya
Lithuania
Luxembourg
Madagascar
Malaysia
Mali
Malta
Mauritania
Mexico
Monaco
Mongolia
Montenegro
Morocco
Mozambique
Myanmar
Namibia

Netherlands
New Zealand
Nicaragua
Niger
Nigeria
Norway
Oman
Pakistan
Panama
Papua New Guinea
Peru
Philippines
Poland
Portugal
Puerto Rico
Qatar
Romania
Russia
Rwanda
Saint Kitts and Nevis
Saudi Arabia
Senegal
Serbia
Sierra Leone
Singapore
Sint Maarten
Slovakia
Slovenia
Solomon Islands
South Africa
South Korea
Spain
St Vincent and Grenadines
Sudan
Suriname
Swaziland
Sweden
Switzerland
Taiwan
Tajikistan
Tanzania
Thailand
Togo
Trinidad and Tobago
Tunisia
Turkey
Turks and Caicos
Uganda

Ukraine
United Arab Emirates
United Kingdom
United States of America
Uruguay
Uzbekistan
Venezuela
Vietnam
Virgin Islands
Yemen
Zimbabwe